UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 30, 2008

Internap Network Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2008, Internap Network Services Corporation (the “Company”) entered into a second amendment (the “Amendment”) to its credit agreement, dated September 14, 2007, as amended by a first amendment effective as of March 14, 2008 (collectively, the “Credit Agreement”), with Bank of America, N.A., as the administrative agent, and lenders who may become a party to the Credit Agreement from time to time, which is Exhibit 10.1 to the Company’s current report on Form 8-K filed on September 19, 2007.

The modifications to the Credit Agreement effected by the Amendment include the following:

▪	converting the Company’s outstanding term loan balance of $20,000,000 as of September 30, 2008 into a loan under the revolving line of credit facility under the Credit Agreement;

▪	terminating the term loan facility under the Credit Agreement;

▪	increasing the total “Revolving Credit Commitment” from $5,000,000 to $35,000,000;

▪	providing the Company and Bank of America with an option to enter into a “Lease Financing Agreement” not to exceed $10,000,000;

▪	increasing the “Letter of Credit Sublimit” amount in Section 1.01 of the Credit Agreement from $5,000,000 to $7,000,000;

▪
replacing the “Consolidated Fixed Charge Coverage Ratio” negative covenant in Section 7.11 of the Credit Agreement with a negative covenant that the Company must maintain a “Consolidated Debt Service Coverage Ratio” as of the end of any fiscal quarter of not less than 3.00 to 1.00;

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▪
adding a negative covenant in Section 7.11 of the Credit Agreement such that at any time upon the request of Bank of America the Company may not permit the balance of unrestricted cash or cash equivalents  in any deposit account or securities account of the Company to be less than $10,000,000;

▪
changing the definition of the “Consolidated Leverage Ratio” to remove the reference to the amount by which cash and cash equivalents of Borrower and its Subsidiaries as of such date of determination exceeds $20,000,000;

▪
changing the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement to provide that if the Company does not maintain all or substantially all of its deposit accounts and securities accounts with Bank of America or its affiliates at any time following May 30, 2009, then the Applicable Rate for Eurodollar Rate Loans shall automatically increase by 0.15% after May 30, 2009;

▪
modifying the negative covenant in Section 7.11 of the Credit Agreement to increase the maximum “Consolidated Leverage Ratio” as of the end of any fiscal quarter of the Company from 1.50 to 1.00 to 2.00 to 1.00; and

▪
modifying the negative covenant in  Section 7.12 of the Credit Agreement regarding capital expenditures to allow the Company to make Capital Expenditures in the aggregate of $55,000,000 during the fiscal year ended December 31, 2008 and for each fiscal year thereafter either $25,000,000 or an amount to be mutually agreed upon in writing between the Borrower and Administrative Agent.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

On October 6, 2008, the Company issued a press release announcing the closing of the Amendment.  A copy of that press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
10.1
Amendment No. 2 dated September 30, 2008 to Credit Agreement, dated as of September 14, 2007, by and among Internap Network Services Corporation, as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto.

99.1	Press release dated October 6, 2008

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 Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: October 6, 2008	By:	/s/ George Kilguss
George Kilguss,
Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Amendment No. 2 dated September 30, 2008 to the Credit Agreement, dated as of September 14, 2007, by and among Internap Network Services Corporation, as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto.

99.1	Press release dated October 6, 2008

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